     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999


                                                      REGISTRATION NO. 333-60355
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 12

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)

                     MARYLAND                                           84-1259577
                     DELAWARE                                           84-1275621
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)
      1873 SOUTH BELLAIRE STREET, 17TH FLOOR                          PETER KOMPANIEZ
              DENVER, COLORADO 80222                                     PRESIDENT
                  (303) 757-8101                          1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                                  DENVER, COLORADO 80222
                                                                      (303) 757-8101
                                                                    FAX: (303) 753-9538
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
 including area code, of co-registrants' principal                        number,
                executive offices)                      including area code, of agent for service)

                             ---------------------
                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600
                             ---------------------
    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and if there is compliance with General Instruction G, check the following box. [ ]
    If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
         TO BE REGISTERED              REGISTERED      OFFERING PRICE PER UNIT(1) AGGREGATE OFFERING PRICE REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01
  per share(3)....................
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share(3)...............
------------------------------------------------------------------------------------------------------------------------------
Partnership Preferred Units(4)....    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
Partnership Common Units(4).......    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
         Total....................   $1,000,000,000               (1)                  $1,000,000,000           $295,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) To be determined, from time to time, by the Registrants in connection with the issuance of the securities registered hereunder.
(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(3) To be issued by Apartment Investment and Management Company ("AIMCO"). The amount of such securities registered hereby includes (i) shares of Preferred Stock and Class A Common Stock of AIMCO issuable in exchange for Partnership Preferred Units or Partnership Common Units of AIMCO Properties, L.P. tendered for redemption pursuant to the agreement of limited partnership of AIMCO Properties, L.P., plus such additional number of shares of Preferred Stock and Class A Common Stock as may be issuable pursuant to the antidilution adjustment provisions of such agreement and (ii) shares of Class A Common Stock of AIMCO issuable upon conversion of shares of Preferred Stock of AIMCO. In no event will the aggregate maximum offering price of all securities registered under this Registration Statement by AIMCO exceed $600,000,000.
(4) To be issued by AIMCO Properties, L.P.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

AIMCO

     AIMCO's Charter limits the liability of AIMCO's directors and officers to AIMCO and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of AIMCO or its stockholders to obtain other relief, such as an injunction or rescission.

     AIMCO's Charter and Bylaws require AIMCO to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     AIMCO has entered into agreements with certain of its officers, pursuant to which AIMCO has agreed to indemnify such officers to the fullest extent permitted by applicable law.

THE AIMCO OPERATING PARTNERSHIP

     The AIMCO Operating Partnership Agreement requires the AIMCO Operating Partnership to indemnify its directors and officers (each an "Indemnitee") to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the AIMCO Operating Partnership. Such indemnification continues after the Indemnitee ceases to be a director or officer. The right to indemnification includes the right to be paid by the AIMCO Operating Partnership the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if a final judicial decision is rendered that such Indemnitee did not meet the standard of conduct permitting indemnification under the AIMCO Operating Partnership Agreement or applicable law.

     The Partnership maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the AIMCO Operating Partnership Agreement or applicable law.

ITEM 21. EXHIBITS.

     (a)

          3.1               Charter of AIMCO. (Incorporated by reference to Exhibit 3.1 to AIMCO's Quarterly Report on Form 10-Q for the
                               quarterly period ended September 30, 1998)
          3.2               Form of Articles Supplementary relating to the Class K
                               Preferred Stock of AIMCO. (Incorporated by reference to
                               Exhibit 3.3 to AIMCO's Registration Statement on Form 8-A
                               filed on February 12, 1999)
          3.3               Form of Articles Supplementary relating to the Class I
                               Preferred Stock of AIMCO. (Previously filed -- definitive
                               version to be filed or incorporated by reference prior to
                               the offering of Class I Preferred Stock)
          3.4               Bylaws of AIMCO. (Incorporated by reference to Exhibit 3.2 to AIMCO's Quarterly Report on Form 10-Q for the
                               quarterly period ended September 30, 1997)
          3.5               Third Amended and Restated Agreement of Limited Partnership
                               of AIMCO Properties, L.P. (Incorporated by reference to
                               Exhibit 10.1 to Amendment No. 1 to AIMCO Properties,
                               L.P.'s Form 10 filed on December 16, 1998)
          3.5.1             First Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P.
                               (Incorporated by reference to Exhibit 10.9 to AIMCO's
                               Quarterly Report on Form 10-Q for the quarterly period
                               ended September 30, 1998)
          3.5.2             Second Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P.
                               (Incorporated by reference to Exhibit 10.1 to AIMCO
                               Properties, L.P. Current Report on Form 8-K filed on
                               February 11, 1999)
          3.5.3             Third Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          3.5.4             Fourth Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          3.5.5             Fifth Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          4.1               Specimen certificate for Class A Common Stock of AIMCO.
                               (Incorporated by reference to AIMCO Registration
                               Statement on Form 8-A filed on July 19, 1994)
          4.2               Form of specimen certificate for Class I Preferred Stock of
                               AIMCO (Previously filed -- definitive version to be filed
                               or incorporated by reference prior to the offering of
                               Class I Preferred Stock)
          4.3               Specimen certificate for Partnership Common Units of AIMCO
                               Properties, L.P. (Attached as Exhibit F to Exhibit 3.5)
          4.4               Specimen certificate for Class Two Partnership Preferred
                               Units of AIMCO Properties, L.P. (Attached as Annex I to
                               Exhibit 3.5.4)
          5.1               Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby. (Filed herewith)
          5.2               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby. (Filed herewith)

          8.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters. (Previously filed)
          8.1.1           Opinion of Altheimer & Gray, dated May 8, 1998. (Previously filed)
          8.1.2           Opinion of Akin, Gump, Strauss & Feld, L.L.P., dated October 1, 1998. (Incorporated by reference to Exhibit 8.3 to the Form S-4 Registration Statement, file no. 333-60663, of
                             AIMCO)
         10.1             -- Amended and Restated Credit Agreement (Unsecured Revolver-to-Term Facility), dated as of October 1, 1998, among AIMCO Properties, L.P., Bank of America National Trust and
                             Savings Association, and BankBoston, N.A. (Exhibit 10.1 to AIMCO's Current Report on
                             Form 8-K, dated October 1, 1998, is incorporated herein by this reference)
         10.2             -- First Amendment to Credit Agreement, dated as of November 6, 1998, by and among AIMCO
                             Properties, L.P., the financial institutions listed on the signature pages thereof and
                             Bank of America National Trust and Savings Association (Exhibit 10.2 to AIMCO's Annual
                             Report on Form 10-K for the fiscal year 1998, is incorporated herein by this reference)
         10.3             -- Promissory Note, dated October 1, 1998, in the principal amount of $65,000,000 issued by AIMCO Properties, L.P. to Bank of America National Trust and Savings Association,
                             and BankBoston, N.A. (Exhibit 10.2 to AIMCO's Current Report on Form 8-K, dated October
                             1, 1998, is incorporated herein by this reference)
         10.4             -- Promissory Note, dated October 1, 1998, in the principal amount of $35,000,000 issued by AIMCO Properties, L.P. to Bank of America National Trust and Savings Association,
                             and BankBoston, N.A. (Exhibit 10.3 to AIMCO's Current Report on Form 8-K, dated October
                             1, 1998, is incorporated herein by this reference)
         10.5             -- Swing Line Promissory Note, dated October 1, 1998, in the principal amount of
                             $30,000,000, issued by AIMCO Properties, L.P. to Bank of America National Trust and
                             Savings Association, and BankBoston, N.A. (Exhibit 10.4 to AIMCO's Current Report on
                             Form 8-K, dated October 1, 1998, is incorporated herein by this reference)
         10.6             -- Payment Guaranty of Non-Preferred Stock Subsidiaries, dated as of October 1, 1998, by
                             Apartment Investment and Management Company, AIMCO Holdings QRS, Inc., AIMCO/OTC QRS,
                             Inc., AIMCO Holdings, L.P., AIMCO-GP, Inc., AIMCO-LP, Inc., AIMCO Properties Finance
                             Corp., AIMCO Somerset, Inc., Ambassador II, L.P., Ambassador X, L.P., Ambassador IV,
                             Inc., Ambassador V, Inc., Ambassador Florida Partners Inc. and A.J. Two, Inc. (Exhibit
                             10.5 to AIMCO's Quarterly Report on Form 10-Q for the quarterly period ending September
                             30, 1998, is incorporated herein by this reference)
         10.7             -- Payment Guaranty of Preferred Stock Subsidiaries, dated as of October 1, 1998, by
                             Property Asset Management Services, Inc., Property Asset Management Services, L.P., NHP
                             Management Company and Property Asset Management Services-California, L.L.C. (Exhibit
                             10.6 to AIMCO's Quarterly Report on Form 10-Q for the quarterly period ending September
                             30, 1998, is incorporated herein by this reference)
         10.8             -- Payment Guaranty of Non-Preferred Stock Subsidiaries, dated as of October 1, 1998, by
                             CPF XIV/St. Charleston, Inc., CPF XIV/Torrey Pines, Inc., CPF XIV/ Sun River, Inc., CPF
                             XIV/Lakeside Place, Inc., ConCap CCP/IV Stratford Place Properties, Inc., ConCap CCP/IV
                             River's Edge Properties, Inc., PRA, Inc. and National Property Investors, Inc. (Exhibit
                             10.7 to AIMCO's Quarterly Report on Form 10-Q for the quarterly period ending September
                             30, 1998, is incorporated herein by this reference)

         10.9               -- Credit Agreement dated December 30, 1997, by and among
                               Insignia Properties, L.P., Lehman Commercial Paper Inc.,
                               as lending agent, First Union National Bank, as
                               administrative agent, and the lenders from time to party
                               thereto (Exhibit 10.8 to Form S-4 of Insignia Properties
                               Trust, filed May 28, 1998, is incorporated herein by this
                               reference)
         10.10              -- Unconditional Guaranty, dated as of December 30, 1997,
                               made by Insignia Properties Trust in favor of First Union
                               National Bank (Exhibit 10.9 to Form S-4 of Insignia
                               Properties Trust, filed May 28, 1998, is incorporated
                               herein by this reference)
         10.11              -- Purchase and Sale Agreement and Joint Escrow
                               Instructions, made and entered into as of August 22,
                               1997, by and between AIMCO Properties, L.P. and each of
                               the parties identified on Exhibit "A" attached thereto
                               (collectively, the "Winthrop Sellers") (Exhibit 99.3 to
                               AIMCO's Current Report on Form 8-K, dated October 15,
                               1997, is incorporated herein by this reference)
         10.12              -- Letter Agreement, dated October 15, 1997 by and between
                               AIMCO Properties, L.P. and the Winthrop Sellers (Exhibit
                               99.6 to AIMCO's Current Report on Form 8-K, dated October
                               15, 1997, is incorporated herein by this reference)
         10.13              -- Summary of Arrangement for Sale of Stock to Executive
                               Officers (Exhibit 10.104 to AIMCO's Annual Report on Form
                               10-K for the fiscal year 1996, is incorporated herein by
                               this reference)
         10.14              -- Apartment Investment and Management Company 1997 Stock
                               Award and Incentive Plan (Annex A to AIMCO's Proxy
                               Statement for the Annual Meeting of Stockholders to be
                               held on April 24, 1997, is incorporated herein by this
                               reference)
         10.15              -- Amendment No. 1 to the Apartment Investment and
                               Management Company 1997 Stock Award and Incentive Plan
                               (Annex A to AIMCO's Proxy Statement for Annual Meeting of
                               Stockholders to be held on May 8, 1998, is incorporated
                               herein by this reference)
         10.16              -- Apartment Investment and Management Company 1998
                               Incentive Compensation Plan (Annex B to AIMCO's Proxy
                               Statement for Annual Meeting of Stockholders to be held
                               on May 8, 1998, is incorporated herein by this reference)
         10.17              -- Employment Contract, executed on July 29, 1994, by and
                               between AIMCO Properties, L.P. and Peter Kompaniez
                               (Exhibit 10.44A to AIMCO's Annual Report on Form 10-K for
                               the fiscal year 1994, is incorporated herein by this
                               reference)
         10.18              -- Real Estate Acquisition Agreement, dated as of May 22,
                               1997, by and among Apartment Investment and Management
                               Company, AIMCO Properties, L.P., Demeter Holdings
                               Corporation, Phemus Corporation, Capricorn Investors,
                               L.P., J. Roderick Heller, III and NHP Partners LLC
                               (Exhibit 2.1 to AIMCO's Current Report on Form 8-K, dated
                               June 3, 1997, is incorporated herein by this reference)
         10.19              -- Contribution Agreement, dated as of January 31, 1998, by and between Apartment Investment and Management Company
                               and Terry Considine and Peter K. Kompaniez (Exhibit 2.1
                               to AIMCO's Current Report on Form 8-K, dated January 31,
                               1998, is incorporated herein by this reference)
         10.20              -- Amended and Restated Assignment and Assumption Agreement,
                               dated as of December 7, 1998, by and among Insignia
                               Properties, L.P. and AIMCO Properties, L.P. (Exhibit 10.1
                               to the Current Report on Form 8-K of Insignia Properties
                               Trust, dated February 11, 1999, is incorporated herein by
                               this reference)
         10.21              -- Form of Restricted Stock Agreement (1997 Stock Award and
                               Incentive Plan) (Exhibit 10.11 to AIMCO's Quarterly
                               Report on Form 10-Q for the quarterly period ending
                               September 30, 1997, is incorporated herein by this
                               reference)

         10.22              -- Apartment Investment and Management Company Non-Qualified
                               Employee Stock Option Plan, adopted August 29, 1996
                               (Exhibit 10.8 to AIMCO's Quarterly Report on Form 10/Q-A
                               for the quarterly period ending September 30, 1996, is
                               incorporated herein by this reference)
         10.23              -- Amended and Restated Apartment Investment and Management
                               Company Non-Qualified Employee Stock Option Plan (Annex B
                               to AIMCO's Proxy Statement for the Annual Meeting of
                               Stockholders to be held on April 24, 1997, is
                               incorporated herein by this reference)
         10.24              -- Employment Contract executed on July 29, 1994 by and
                               between AIMCO Properties, LP and Terry Considine (Exhibit
                               10.44C to AIMCO's Annual Report on Form 10-K for the
                               fiscal year 1994, is incorporated herein by this
                               reference)
         10.25              -- Employment Contract executed on July 29, 1994 by and
                               between AIMCO Properties, LP and Steven D. Ira (Exhibit
                               10.44D to AIMCO's Annual Report on Form 10-K for the
                               fiscal year 1994, is incorporated herein by this
                               reference)
         10.26              -- The 1994 Stock Incentive Plan for Officers, Directors and
                               Key Employees of Ambassador Apartments, Inc., Ambassador
                               Apartments, L.P. and Subsidiaries (Exhibit 10.40 to
                               Ambassador Apartments, Inc. Annual Report on Form 10-K
                               for the fiscal year 1997, is incorporated herein by this
                               reference)
         10.27              -- Amendment to the 1994 Stock Incentive Plan for Officers,
                               Directors and Key Employees of Ambassador Apartments,
                               Inc., Ambassador Apartments, L.P. and Subsidiaries
                               (Exhibit 10.41 to Ambassador Apartments, Inc. Annual
                               Report on Form 10-K for the fiscal year 1997, is
                               incorporated herein by this reference)
         10.28              -- The 1996 Stock Incentive Plan for Officers, Directors and
                               Key Employees of Ambassador Apartments, Inc., Ambassador
                               Apartments, L.P. and Subsidiaries, as amended March 20,
                               1997 (Exhibit 10.42 to Ambassador Apartments, Inc. Annual
                               Report on Form 10-K for the fiscal year 1997, is
                               incorporated herein by this reference)
         10.29              -- Insignia 1992 Stock Incentive Plan, as amended through
                               March 28, 1994 and November 13, 1995 (Exhibit 10.1 to
                               Insignia Financial Group, Inc. Annual Report on Form 10-K
                               for the fiscal year 1997, is incorporated herein by this
                               reference)
         10.30              -- NHP Incorporated 1990 Stock Option Plan (Exhibit 10.9 to
                               NHP Incorporated Annual Report on Form 10-K for the
                               fiscal year 1995, is incorporated herein by this
                               reference)
         10.31              -- NHP Incorporated 1995 Incentive Stock Option Plan
                               (Exhibit 10.10 to NHP Incorporated Annual Report on Form
                               10-K for the fiscal year 1995, is incorporated herein by
                               this reference)
         10.32              -- Contribution and Management Agreement, dated as of June
                               15, 1998, by and between Apartment Investment and
                               Management Company and AIMCO Properties, L.P. (Exhibit
                               10.2 to Amendment No. 2 to Form 10 of AIMCO Properties,
                               L.P., filed October 28, 1998, is incorporate herein by
                               this reference)
         10.33              -- Convertible Promissory Note from AIMCO Properties, L.P.
                               to AIMCO-LP Inc. in the amount of $149,500,000 (Exhibit
                               10.3 to Amendment No. 2 to Form 10 of AIMCO Properties,
                               L.P., filed October 28, 1998, is incorporated herein by
                               this reference)
         12.1               Calculation of ratio of earnings to fixed charges.
                               (Previously filed)
         12.2               Calculation of ratio of earnings to combined fixed charges and preferred stock dividends. (Previously filed)

         21.1             Subsidiaries of the Registrants (Exhibit 21.1 to AIMCO's Annual Report on Form 10-K for
                             the year ended December 31, 1997 is incorporated herein by reference).
         23.1             Consent of Ernst & Young LLP, Dallas, Texas. (Previously filed)
         23.2             Consent of Ernst & Young LLP, Chicago, Illinois. (Previously filed)
         23.3             Consent of Ernst & Young LLP, Greenville, South Carolina. (Previously filed)
         23.4             Consent of Ernst & Young LLP, Indianapolis, Indiana. (Previously filed)
         23.5             Consent of Arthur Andersen LLP. (Previously filed)
         23.6             Consent of Piper & Marbury L.L.P. (Included in opinion filed as Exhibit 5.1).
         23.7             Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Included in opinion filed as Exhibit
                             5.2).
         23.8             Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
         23.8.1           -- Baywood Partners, Ltd. (Previously filed)
         23.8.2           -- Burgundy Court Associates, L.P. (Previously filed)
         23.8.3           -- Catawba Club Associates, L.P. (Previously filed)
         23.8.4           -- Georgetown of Columbus Associates, L.P. (Previously filed)
         23.8.5           -- La Colina Partners, Ltd. (Previously filed)
         23.8.6           -- Lake Eden Associates, L.P. (Previously filed)
         23.8.7           -- Landmark Associates, Ltd. (Previously filed)
         23.8.8           -- Northbrook Apartments, Ltd. (Previously filed)
         23.8.9           -- Shaker Square, L.P. (Previously filed)
         23.8.10          -- Thurber Manor Associates, Limited Partnership. (Previously filed)
         23.8.11          -- Quail Run Associates, L.P. (Previously filed)
         23.8.12          -- Sycamore Creek Associates, L.P. (Previously filed)
         23.9             Consent of Portock, Bye & Co. (Brampton Associates Partnership). (Previously filed)
         23.10            Consents of Ernst & Young LLP, Greenville, South Carolina with respect to financial statements of the following entities:
         23.10.1          -- Rivercreek Apartments Limited Partnership. (Previously filed)
         23.10.2          -- Shearson/Calmark Heritage Park II Ltd. (Previously filed)
         23.10.3          -- Yorktown Towers Associates. (Previously filed)
         23.10.4          -- Shannon Manor Apartments, a Limited Partnership. (Previously filed)
         23.10.5          -- Woodmere Associates, L.P. (Previously filed)
         23.10.6          -- Salem Arms of Augusta Limited Partnership. (Previously filed)
         23.10.7          -- Coastal Commons Limited Partnership. (Previously filed)
         23.10.8          -- Snowden Village Associates, L.P. (Previously filed)
         23.10.9          -- Sharon Woods, L.P. (Previously filed)
         23.10.10         -- Rivercrest Apartments, Limited. (Previously filed)
         23.10.11         -- Angeles Income Properties, Ltd. II. (Previously filed)
         23.10.12         -- Angeles Income Properties, Ltd. III. (Previously filed)
         23.10.13         -- Angeles Income Properties, Ltd. IV. (Previously filed)
         23.10.14         -- Angeles Income Properties, Ltd. 6. (Previously filed)
         23.10.15         -- Angeles Opportunity Properties, Ltd. (Previously filed)
         23.10.16         -- Angeles Partners VII. (Previously filed)
         23.10.17         -- Angeles Partners VIII. (Previously filed)
         23.10.18         -- Angeles Partners IX. (Previously filed)

 .10.19                23   -- Angeles Partners X. (Previously filed)
         23.10.20           -- Angeles Partners XI. (Previously filed)
         23.10.21           -- Angeles Partners XII. (Previously filed)
         23.10.22           -- Angeles Partners XIV. (Previously filed)
         23.10.23           -- Consolidated Capital Institutional Properties/2.
                               (Previously filed)
         23.10.24           -- Consolidated Capital Institutional Properties/3.
                               (Previously filed)
         23.10.25           -- Consolidated Capital Properties III. (Previously filed)
         23.10.26           -- Consolidated Capital Properties IV. (Previously filed)
         23.10.27           -- Consolidated Capital Properties V. (Previously filed)
         23.10.28           -- Consolidated Capital Properties VI. (Previously filed)
         23.10.29           -- Davidson Diversified Real Estate I, L.P. (Previously
                               filed)
         23.10.30           -- Davidson Diversified Real Estate II, L.P. (Previously
                               filed)
         23.10.31           -- Davidson Diversified Real Estate III, L.P. (Previously
                               filed)
         23.10.32           -- Davidson Growth Plus, L.P. (Previously filed)
         23.10.33           -- Davidson Income Real Estate, L.P. (Previously filed)
         23.10.34           -- Investors First-Staged Equity. (Previously filed)
         23.10.35           -- Johnstown/Consolidated Income Partners. (Previously
                               filed)
         23.10.36           -- Multi-Benefit Realty Fund '87-1. (Previously filed)
         23.10.37           -- Shelter Properties III. (Previously filed)
         23.10.38           -- Shelter Properties VI. (Previously filed)
         23.10.39           -- Shelter Properties VII Limited Partnership. (Previously
                               filed)
         23.10.40           -- U.S. Realty Partners Limited Partnership. (Previously
                               filed)
         23.10.41           -- Shelter Properties IV (Previously filed)
         23.11              Consents of Deloitte & Touche.
         23.11.1            -- HCW Pension Real Estate Fund Limited Partnership.
                               (Previously filed)
         23.11.2            -- United Investors Growth Properties. (Previously filed)
         23.11.3            -- United Investors Growth Properties II. (Previously filed)
         23.11.4            -- United Investors Income Properties. (Previously filed)
         23.11.5            -- Cedar Tree Investors Limited Partnership. (Previously
                               filed)
         23.11.6            -- Wingfield Investors Limited Partnership. (Previously
                               filed)
         23.12              Consents (1997 and 1996) of Reznick Fedder & Silverman
                               (Burnsville Apartments, LP (Minneapolis Associates II
                               Limited Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership and Winthrop Apartment
                               Investors Limited Partnership). (Previously filed)
         23.12.1            -- Riverside Park Associates L.P. (Previously filed)
         23.12.2            -- Springhill Lake Investors Limited Partnership.
                               (Previously filed)
         23.12.3            -- Texas Residential Investors Limited Partnership.
                               (Previously filed)
         23.12.4            -- Park Towne Place Associates Limited Partnership
                               (Previously filed)
         23.13              Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership) (Previously filed)
         23.14              Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
         23.14.1            -- Winthrop Apartment Investors Limited Partnership.
                               (Previously filed)
         23.14.2            -- Winrock -- Houston Limited Partnership. (Previously
                               filed)
         23.14.3            -- Century Properties Fund XVI. (Previously filed)

 .14.4                 23   -- Century Properties Fund XVIII. (Previously filed)
         23.14.5            -- Century Properties Fund XIX. (Previously filed)
         23.14.6            -- Century Properties Growth Fund XXII. (Previously filed)
         23.14.8            -- Fox Strategic Housing Income Partners. (Previously filed)
         23.14.9            -- National Property Investors 8. (Previously filed)
         23.14.10           -- Winthrop Growth Investors 1 Limited Partnership.
                               (Previously filed)
         23.15.1            Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II) (Previously filed).
         23.16              Consent of Beers & Cutler PLLC (Realty Investment Apartment
                               Communities I) (Previously filed).
         23.17              Consent of Ernst & Young, LLP, Denver, Colorado. (Previously
                               filed)
         24.1               Power of Attorney for Apartment Investment and Management
                               Company. (Previously filed)
         24.2               Power of Attorney for AIMCO Properties, L.P. (Previously
                               filed)
         99.1               Physical Inspection Reports of Adjuster's International,
                               Inc. relating to Shelter Properties IV. (Incorporated by
                               reference from AIMCO Properties, L.P.'s Schedule 13E-3
                               filed on February 12, 1999)
         99.2               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Landmark
                               Associates, L.P. in the Section "Your Partnership -- Your
                               Partnership and its Property." (Previously filed)
         99.3               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Orchard Park
                               Apartments, Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.4               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Park Towne
                               Associates Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.5               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Salem Arms of
                               Augusta Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.6               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Snowden
                               Village Associates, L.P. in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.7               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Sturbrook
                               Investors, Ltd. in the Section "Your Partnership -- Your
                               Partnership and its Property." (Previously filed)
         99.8               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Sycamore
                               Creek Associates, L.P. in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.9               Summary of Appraisal for Timber Ridge Apartments (Sharon
                               Woods, L.P.) (Previously filed)
         99.10              Summary of Appraisal for Landmark Woods Apartments (Landmark
                               Associates, Ltd.) (Previously filed)
         99.11              Summary of Appraisal for Scotch Pines East Apartments
                               (CallMart Fort Collins Ltd.) (Previously filed)

 .12                   99   Summary of Appraisal of Sycamore Creek Apartments, (Sycamore Creek Associates,
                            L.P.) (Previously filed)
         99.13              Summary of Appraisal of Buccaneer Trace Apartments (Buccaneer Trace Limited
                               Partnership) (Previously filed)
         99.14              Summaries of appraisals of Shelter Properties IV. (Incorporated by reference to Exhibit (z)(I) to the Form 14D-1 for Shelter Properties IV filed by
                               Cooper River Properties, L.L.C. on July 21, 1998)
         99.15              Form of Letter of Transmittal (Previously filed).
         99.16              Agreement re disclosure of long-term debt instruments (Previously filed)


---------------


     Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.



   (b) Financial Statement Schedules

       Not Applicable.

   (c) Report, opinion or appraisal

    (i)See Appendix A to each Prospectus Supplement for the opinions of Robert
       A. Stanger & Company, Inc.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrants hereby undertake to not issue securities under this registration statement in order to effect any "roll-up transaction" (as such term is defined paragraph (c) of Item 901 of Regulation S-K). Furthermore, the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning an offer to purchase partnership interests in exchange for securities issued under this registration statement, prior to commencing such an offer, if pursuant to the provisions of subparagraph (iv), (vii) or (viii) of paragraph (c)(2) of Item 901 of Regulation S-K, such transaction would be excluded from the definition of a "roll-up transaction."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Amendment No. 12 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of March, 1999.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 11 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief Executive     March 30, 1999
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President      March 30, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and        March 30, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                         March 30, 1999
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                         March 30, 1999
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                         March 30, 1999
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                         March 30, 1999
-----------------------------------------------------
                    John D. Smith

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
       Peter K. Kompaniez, as Attorney-in-Fact
          for each of the persons indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Amendment No. 12 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of March, 1999.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                              its General Partner

                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 11 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief               March 30, 1999
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President      March 30, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and        March 30, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
     Peter K. Kompaniez, as Attorney-in-Fact for
            each of the persons indicated

                               INDEX TO EXHIBITS



         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------

          3.1               Charter of AIMCO. (Incorporated by reference to Exhibit 3.1 to AIMCO's Quarterly Report on Form 10-Q for the
                               quarterly period ended September 30, 1998)
          3.2               Form of Articles Supplementary relating to the Class K
                               Preferred Stock of AIMCO. (Incorporated by reference to
                               Exhibit 3.3 to AIMCO's Registration Statement on Form 8-A
                               filed on February 12, 1999)
          3.3               Form of Articles Supplementary relating to the Class I
                               Preferred Stock of AIMCO. (Previously filed -- definitive
                               version to be filed or incorporated by reference prior to
                               the offering of Class I Preferred Stock)
          3.4               Bylaws of AIMCO. (Incorporated by reference to Exhibit 3.2 to AIMCO's Quarterly Report on Form 10-Q for the
                               quarterly period ended September 30, 1997)
          3.5               Third Amended and Restated Agreement of Limited Partnership
                               of AIMCO Properties, L.P. (Incorporated by reference to
                               Exhibit 10.1 to Amendment No. 1 to AIMCO Properties,
                               L.P.'s Form 10 filed on December 16, 1998)
          3.5.1             First Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P.
                               (Incorporated by reference to Exhibit 10.9 to AIMCO's
                               Quarterly Report on Form 10-Q for the quarterly period
                               ended September 30, 1998)
          3.5.2             Second Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P.
                               (Incorporated by reference to Exhibit 10.1 to AIMCO
                               Properties, L.P. Current Report on Form 8-K filed on
                               February 11, 1999)
          3.5.3             Third Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          3.5.4             Fourth Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          3.5.5             Fifth Amendment to Third Amended and Restated Agreement of
                               Limited Partnership of AIMCO Properties, L.P. (Previously
                               filed)
          4.1               Specimen certificate for Class A Common Stock of AIMCO.
                               (Incorporated by reference to AIMCO Registration
                               Statement on Form 8-A filed on July 19, 1994)
          4.2               Form of specimen certificate for Class I Preferred Stock of
                               AIMCO (Previously filed -- definitive version to be filed
                               or incorporated by reference prior to the offering of
                               Class I Preferred Stock)
          4.3               Specimen certificate for Partnership Common Units of AIMCO
                               Properties, L.P. (Attached as Exhibit F to Exhibit 3.5)
          4.4               Specimen certificate for Class Two Partnership Preferred
                               Units of AIMCO Properties, L.P. (Attached as Annex I to
                               Exhibit 3.5.4)
          5.1               Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby. (Filed herewith)
          5.2               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby. (Filed herewith)
          8.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters. (Previously filed)
          8.1.1             Opinion of Altheimer & Gray, dated May 8, 1998. (Previously filed)
          8.1.2             Opinion of Akin, Gump, Strauss & Feld, L.L.P., dated October
                               1, 1998. (Incorporated by reference to Exhibit 8.3 to the
                               Form S-4 Registration Statement, file no. 333-60663, of
                               AIMCO)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         10.1               -- Amended and Restated Credit Agreement (Unsecured
                               Revolver-to-Term Facility), dated as of October 1, 1998,
                               among AIMCO Properties, L.P., Bank of America National
                               Trust and Savings Association, and BankBoston, N.A.
                               (Exhibit 10.1 to AIMCO's Current Report on Form 8-K,
                               dated October 1, 1998, is incorporated herein by this
                               reference)
         10.2               -- First Amendment to Credit Agreement, dated as of November
                               6, 1998, by and among AIMCO Properties, L.P., the
                               financial institutions listed on the signature pages
                               thereof and Bank of America National Trust and Savings
                               Association (Exhibit 10.2 to AIMCO's Annual Report on
                               Form 10-K for the fiscal year 1998, is incorporated
                               herein by this reference)
         10.3               -- Promissory Note, dated October 1, 1998, in the principal amount of $65,000,000 issued by AIMCO Properties, L.P. to
                               Bank of America National Trust and Savings Association,
                               and BankBoston, N.A. (Exhibit 10.2 to AIMCO's Current
                               Report on Form 8-K, dated October 1, 1998, is
                               incorporated herein by this reference)
         10.4               -- Promissory Note, dated October 1, 1998, in the principal amount of $35,000,000 issued by AIMCO Properties, L.P. to
                               Bank of America National Trust and Savings Association,
                               and BankBoston, N.A. (Exhibit 10.3 to AIMCO's Current
                               Report on Form 8-K, dated October 1, 1998, is
                               incorporated herein by this reference)
         10.5               -- Swing Line Promissory Note, dated October 1, 1998, in the principal amount of $30,000,000, issued by AIMCO
                               Properties, L.P. to Bank of America National Trust and
                               Savings Association, and BankBoston, N.A. (Exhibit 10.4
                               to AIMCO's Current Report on Form 8-K, dated October 1,
                               1998, is incorporated herein by this reference)
         10.6               -- Payment Guaranty of Non-Preferred Stock Subsidiaries,
                               dated as of October 1, 1998, by Apartment Investment and
                               Management Company, AIMCO Holdings QRS, Inc., AIMCO/OTC
                               QRS, Inc., AIMCO Holdings, L.P., AIMCO-GP, Inc.,
                               AIMCO-LP, Inc., AIMCO Properties Finance Corp., AIMCO
                               Somerset, Inc., Ambassador II, L.P., Ambassador X, L.P.,
                               Ambassador IV, Inc., Ambassador V, Inc., Ambassador
                               Florida Partners Inc. and A.J. Two, Inc. (Exhibit 10.5 to
                               AIMCO's Quarterly Report on Form 10-Q for the quarterly
                               period ending September 30, 1998, is incorporated herein
                               by this reference)
         10.7               -- Payment Guaranty of Preferred Stock Subsidiaries, dated as of October 1, 1998, by Property Asset Management
                               Services, Inc., Property Asset Management Services, L.P.,
                               NHP Management Company and Property Asset Management
                               Services-California, L.L.C. (Exhibit 10.6 to AIMCO's
                               Quarterly Report on Form 10-Q for the quarterly period
                               ending September 30, 1998, is incorporated herein by this
                               reference)
         10.8               -- Payment Guaranty of Non-Preferred Stock Subsidiaries,
                               dated as of October 1, 1998, by CPF XIV/St. Charleston,
                               Inc., CPF XIV/Torrey Pines, Inc., CPF XIV/ Sun River,
                               Inc., CPF XIV/Lakeside Place, Inc., ConCap CCP/IV
                               Stratford Place Properties, Inc., ConCap CCP/IV River's
                               Edge Properties, Inc., PRA, Inc. and National Property
                               Investors, Inc. (Exhibit 10.7 to AIMCO's Quarterly Report
                               on Form 10-Q for the quarterly period ending September
                               30, 1998, is incorporated herein by this reference)
         10.9               -- Credit Agreement dated December 30, 1997, by and among
                               Insignia Properties, L.P., Lehman Commercial Paper Inc.,
                               as lending agent, First Union National Bank, as
                               administrative agent, and the lenders from time to party
                               thereto (Exhibit 10.8 to Form S-4 of Insignia Properties
                               Trust, filed May 28, 1998, is incorporated herein by this
                               reference)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         10.10              -- Unconditional Guaranty, dated as of December 30, 1997,
                               made by Insignia Properties Trust in favor of First Union
                               National Bank (Exhibit 10.9 to Form S-4 of Insignia
                               Properties Trust, filed May 28, 1998, is incorporated
                               herein by this reference)
         10.11              -- Purchase and Sale Agreement and Joint Escrow
                               Instructions, made and entered into as of August 22,
                               1997, by and between AIMCO Properties, L.P. and each of
                               the parties identified on Exhibit "A" attached thereto
                               (collectively, the "Winthrop Sellers") (Exhibit 99.3 to
                               AIMCO's Current Report on Form 8-K, dated October 15,
                               1997, is incorporated herein by this reference)
         10.12              -- Letter Agreement, dated October 15, 1997 by and between
                               AIMCO Properties, L.P. and the Winthrop Sellers (Exhibit
                               99.6 to AIMCO's Current Report on Form 8-K, dated October
                               15, 1997, is incorporated herein by this reference)
         10.13              -- Summary of Arrangement for Sale of Stock to Executive
                               Officers (Exhibit 10.104 to AIMCO's Annual Report on Form
                               10-K for the fiscal year 1996, is incorporated herein by
                               this reference)
         10.14              -- Apartment Investment and Management Company 1997 Stock
                               Award and Incentive Plan (Annex A to AIMCO's Proxy
                               Statement for the Annual Meeting of Stockholders to be
                               held on April 24, 1997, is incorporated herein by this
                               reference)
         10.15              -- Amendment No. 1 to the Apartment Investment and
                               Management Company 1997 Stock Award and Incentive Plan
                               (Annex A to AIMCO's Proxy Statement for Annual Meeting of
                               Stockholders to be held on May 8, 1998, is incorporated
                               herein by this reference)
         10.16              -- Apartment Investment and Management Company 1998
                               Incentive Compensation Plan (Annex B to AIMCO's Proxy
                               Statement for Annual Meeting of Stockholders to be held
                               on May 8, 1998, is incorporated herein by this reference)
         10.17              -- Employment Contract, executed on July 29, 1994, by and
                               between AIMCO Properties, L.P. and Peter Kompaniez
                               (Exhibit 10.44A to AIMCO's Annual Report on Form 10-K for
                               the fiscal year 1994, is incorporated herein by this
                               reference)
         10.18              -- Real Estate Acquisition Agreement, dated as of May 22,
                               1997, by and among Apartment Investment and Management
                               Company, AIMCO Properties, L.P., Demeter Holdings
                               Corporation, Phemus Corporation, Capricorn Investors,
                               L.P., J. Roderick Heller, III and NHP Partners LLC
                               (Exhibit 2.1 to AIMCO's Current Report on Form 8-K, dated
                               June 3, 1997, is incorporated herein by this reference)
         10.19              -- Contribution Agreement, dated as of January 31, 1998, by and between Apartment Investment and Management Company
                               and Terry Considine and Peter K. Kompaniez (Exhibit 2.1
                               to AIMCO's Current Report on Form 8-K, dated January 31,
                               1998, is incorporated herein by this reference)
         10.20              -- Amended and Restated Assignment and Assumption Agreement,
                               dated as of December 7, 1998, by and among Insignia
                               Properties, L.P. and AIMCO Properties, L.P. (Exhibit 10.1
                               to the Current Report on Form 8-K of Insignia Properties
                               Trust, dated February 11, 1999, is incorporated herein by
                               this reference)
         10.21              -- Form of Restricted Stock Agreement (1997 Stock Award and
                               Incentive Plan) (Exhibit 10.11 to AIMCO's Quarterly
                               Report on Form 10-Q for the quarterly period ending
                               September 30, 1997, is incorporated herein by this
                               reference)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         10.22              -- Apartment Investment and Management Company Non-Qualified
                               Employee Stock Option Plan, adopted August 29, 1996
                               (Exhibit 10.8 to AIMCO's Quarterly Report on Form 10/Q-A
                               for the quarterly period ending September 30, 1996, is
                               incorporated herein by this reference)
         10.23              -- Amended and Restated Apartment Investment and Management
                               Company Non-Qualified Employee Stock Option Plan (Annex B
                               to AIMCO's Proxy Statement for the Annual Meeting of
                               Stockholders to be held on April 24, 1997, is
                               incorporated herein by this reference)
         10.24              -- Employment Contract executed on July 29, 1994 by and
                               between AIMCO Properties, LP and Terry Considine (Exhibit
                               10.44C to AIMCO's Annual Report on Form 10-K for the
                               fiscal year 1994, is incorporated herein by this
                               reference)
         10.25              -- Employment Contract executed on July 29, 1994 by and
                               between AIMCO Properties, LP and Steven D. Ira (Exhibit
                               10.44D to AIMCO's Annual Report on Form 10-K for the
                               fiscal year 1994, is incorporated herein by this
                               reference)
         10.26              -- The 1994 Stock Incentive Plan for Officers, Directors and
                               Key Employees of Ambassador Apartments, Inc., Ambassador
                               Apartments, L.P. and Subsidiaries (Exhibit 10.40 to
                               Ambassador Apartments, Inc. Annual Report on Form 10-K
                               for the fiscal year 1997, is incorporated herein by this
                               reference)
         10.27              -- Amendment to the 1994 Stock Incentive Plan for Officers,
                               Directors and Key Employees of Ambassador Apartments,
                               Inc., Ambassador Apartments, L.P. and Subsidiaries
                               (Exhibit 10.41 to Ambassador Apartments, Inc. Annual
                               Report on Form 10-K for the fiscal year 1997, is
                               incorporated herein by this reference)
         10.28              -- The 1996 Stock Incentive Plan for Officers, Directors and
                               Key Employees of Ambassador Apartments, Inc., Ambassador
                               Apartments, L.P. and Subsidiaries, as amended March 20,
                               1997 (Exhibit 10.42 to Ambassador Apartments, Inc. Annual
                               Report on Form 10-K for the fiscal year 1997, is
                               incorporated herein by this reference)
         10.29              -- Insignia 1992 Stock Incentive Plan, as amended through
                               March 28, 1994 and November 13, 1995 (Exhibit 10.1 to
                               Insignia Financial Group, Inc. Annual Report on Form 10-K
                               for the fiscal year 1997, is incorporated herein by this
                               reference)
         10.30              -- NHP Incorporated 1990 Stock Option Plan (Exhibit 10.9 to
                               NHP Incorporated Annual Report on Form 10-K for the
                               fiscal year 1995, is incorporated herein by this
                               reference)
         10.31              -- NHP Incorporated 1995 Incentive Stock Option Plan
                               (Exhibit 10.10 to NHP Incorporated Annual Report on Form
                               10-K for the fiscal year 1995, is incorporated herein by
                               this reference)
         10.32              -- Contribution and Management Agreement, dated as of June
                               15, 1998, by and between Apartment Investment and
                               Management Company and AIMCO Properties, L.P. (Exhibit
                               10.2 to Amendment No. 2 to Form 10 of AIMCO Properties,
                               L.P., filed October 28, 1998, is incorporate herein by
                               this reference)
         10.33              -- Convertible Promissory Note from AIMCO Properties, L.P.
                               to AIMCO-LP Inc. in the amount of $149,500,000 (Exhibit
                               10.3 to Amendment No. 2 to Form 10 of AIMCO Properties,
                               L.P., filed October 28, 1998, is incorporated herein by
                               this reference)
         12.1               Calculation of ratio of earnings to fixed charges.
                               (Previously filed)
         12.2               Calculation of ratio of earnings to combined fixed charges and preferred stock dividends. (Previously filed)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         21.1               Subsidiaries of the Registrants (Exhibit 21.1 to AIMCO's
                               Annual Report on Form 10-K for the year ended December
                               31, 1997 is incorporated herein by reference).
         23.1               Consent of Ernst & Young LLP, Dallas, Texas. (Previously
                               filed)
         23.2               Consent of Ernst & Young LLP, Chicago, Illinois. (Previously
                               filed)
         23.3               Consent of Ernst & Young LLP, Greenville, South Carolina.
                               (Previously filed)
         23.4               Consent of Ernst & Young LLP, Indianapolis, Indiana.
                               (Previously filed)
         23.5               Consent of Arthur Andersen LLP. (Previously filed)
         23.6               Consent of Piper & Marbury L.L.P. (Included in opinion filed as Exhibit 5.1).
         23.7               Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (Included in opinion filed as Exhibit 5.2).
         23.8               Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
         23.8.1             -- Baywood Partners, Ltd. (Previously filed)
         23.8.2             -- Burgundy Court Associates, L.P. (Previously filed)
         23.8.3             -- Catawba Club Associates, L.P. (Previously filed)
         23.8.4             -- Georgetown of Columbus Associates, L.P. (Previously
                               filed)
         23.8.5             -- La Colina Partners, Ltd. (Previously filed)
         23.8.6             -- Lake Eden Associates, L.P. (Previously filed)
         23.8.7             -- Landmark Associates, Ltd. (Previously filed)
         23.8.8             -- Northbrook Apartments, Ltd. (Previously filed)
         23.8.9             -- Shaker Square, L.P. (Previously filed)
         23.8.10            -- Thurber Manor Associates, Limited Partnership.
                               (Previously filed)
         23.8.11            -- Quail Run Associates, L.P. (Previously filed)
         23.8.12            -- Sycamore Creek Associates, L.P. (Previously filed)
         23.9               Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership). (Previously filed)
         23.10              Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
         23.10.1            -- Rivercreek Apartments Limited Partnership. (Previously
                               filed)
         23.10.2            -- Shearson/Calmark Heritage Park II Ltd. (Previously filed)
         23.10.3            -- Yorktown Towers Associates. (Previously filed)
         23.10.4            -- Shannon Manor Apartments, a Limited Partnership.
                               (Previously filed)
         23.10.5            -- Woodmere Associates, L.P. (Previously filed)
         23.10.6            -- Salem Arms of Augusta Limited Partnership. (Previously
                               filed)
         23.10.7            -- Coastal Commons Limited Partnership. (Previously filed)
         23.10.8            -- Snowden Village Associates, L.P. (Previously filed)
         23.10.9            -- Sharon Woods, L.P. (Previously filed)
         23.10.10           -- Rivercrest Apartments, Limited. (Previously filed)
         23.10.11           -- Angeles Income Properties, Ltd. II. (Previously filed)
         23.10.12           -- Angeles Income Properties, Ltd. III. (Previously filed)
         23.10.13           -- Angeles Income Properties, Ltd. IV. (Previously filed)
         23.10.14           -- Angeles Income Properties, Ltd. 6. (Previously filed)
         23.10.15           -- Angeles Opportunity Properties, Ltd. (Previously filed)
         23.10.16           -- Angeles Partners VII. (Previously filed)
         23.10.17           -- Angeles Partners VIII. (Previously filed)
         23.10.18           -- Angeles Partners IX. (Previously filed)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         23.10.19           -- Angeles Partners X. (Previously filed)
         23.10.20           -- Angeles Partners XI. (Previously filed)
         23.10.21           -- Angeles Partners XII. (Previously filed)
         23.10.22           -- Angeles Partners XIV. (Previously filed)
         23.10.23           -- Consolidated Capital Institutional Properties/2.
                               (Previously filed)
         23.10.24           -- Consolidated Capital Institutional Properties/3.
                               (Previously filed)
         23.10.25           -- Consolidated Capital Properties III. (Previously filed)
         23.10.26           -- Consolidated Capital Properties IV. (Previously filed)
         23.10.27           -- Consolidated Capital Properties V. (Previously filed)
         23.10.28           -- Consolidated Capital Properties VI. (Previously filed)
         23.10.29           -- Davidson Diversified Real Estate I, L.P. (Previously
                               filed)
         23.10.30           -- Davidson Diversified Real Estate II, L.P. (Previously
                               filed)
         23.10.31           -- Davidson Diversified Real Estate III, L.P. (Previously
                               filed)
         23.10.32           -- Davidson Growth Plus, L.P. (Previously filed)
         23.10.33           -- Davidson Income Real Estate, L.P. (Previously filed)
         23.10.34           -- Investors First-Staged Equity. (Previously filed)
         23.10.35           -- Johnstown/Consolidated Income Partners. (Previously
                               filed)
         23.10.36           -- Multi-Benefit Realty Fund '87-1. (Previously filed)
         23.10.37           -- Shelter Properties III. (Previously filed)
         23.10.38           -- Shelter Properties VI. (Previously filed)
         23.10.39           -- Shelter Properties VII Limited Partnership. (Previously
                               filed)
         23.10.40           -- U.S. Realty Partners Limited Partnership. (Previously
                               filed)
         23.10.41           -- Shelter Properties IV (Previously filed)
         23.11              Consents of Deloitte & Touche.
         23.11.1            -- HCW Pension Real Estate Fund Limited Partnership.
                               (Previously filed)
         23.11.2            -- United Investors Growth Properties. (Previously filed)
         23.11.3            -- United Investors Growth Properties II. (Previously filed)
         23.11.4            -- United Investors Income Properties. (Previously filed)
         23.11.5            -- Cedar Tree Investors Limited Partnership. (Previously
                               filed)
         23.11.6            -- Wingfield Investors Limited Partnership. (Previously
                               filed)
         23.12              Consents (1997 and 1996) of Reznick Fedder & Silverman
                               (Burnsville Apartments, LP (Minneapolis Associates II
                               Limited Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership and Winthrop Apartment
                               Investors Limited Partnership). (Previously filed)
         23.12.1            -- Riverside Park Associates L.P. (Previously filed)
         23.12.2            -- Springhill Lake Investors Limited Partnership.
                               (Previously filed)
         23.12.3            -- Texas Residential Investors Limited Partnership.
                               (Previously filed)
         23.12.4            -- Park Towne Place Associates Limited Partnership
                               (Previously filed)
         23.13              Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership) (Previously filed)
         23.14              Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
         23.14.1            -- Winthrop Apartment Investors Limited Partnership.
                               (Previously filed)
         23.14.2            -- Winrock -- Houston Limited Partnership. (Previously
                               filed)
         23.14.3            -- Century Properties Fund XVI. (Previously filed)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         23.14.4            -- Century Properties Fund XVIII. (Previously filed)
         23.14.5            -- Century Properties Fund XIX. (Previously filed)
         23.14.6            -- Century Properties Growth Fund XXII. (Previously filed)
         23.14.8            -- Fox Strategic Housing Income Partners. (Previously filed)
         23.14.9            -- National Property Investors 8. (Previously filed)
         23.14.10           -- Winthrop Growth Investors 1 Limited Partnership.
                               (Previously filed)
         23.15.1            Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II) (Previously filed).
         23.16              Consent of Beers & Cutler PLLC (Realty Investment Apartment
                               Communities I) (Previously filed).
         23.17              Consent of Ernst & Young, LLP, Denver, Colorado. (Previously
                               filed)
         24.1               Power of Attorney for Apartment Investment and Management
                               Company. (Previously filed)
         24.2               Power of Attorney for AIMCO Properties, L.P. (Previously
                               filed)
         99.1               Physical Inspection Reports of Adjuster's International,
                               Inc. relating to Shelter Properties IV. (Incorporated by
                               reference from AIMCO Properties, L.P.'s Schedule 13E-3
                               filed on February 12, 1999)
         99.2               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Landmark
                               Associates, L.P. in the Section "Your Partnership -- Your
                               Partnership and its Property." (Previously filed)
         99.3               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Orchard Park
                               Apartments, Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.4               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Park Towne
                               Associates Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.5               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Salem Arms of
                               Augusta Limited Partnership in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.6               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Snowden
                               Village Associates, L.P. in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.7               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Sturbrook
                               Investors, Ltd. in the Section "Your Partnership -- Your
                               Partnership and its Property." (Previously filed)
         99.8               Physical inspection report of Adjuster's International, Inc.
                               referred to in the Prospectus Supplement of Sycamore
                               Creek Associates, L.P. in the Section "Your
                               Partnership -- Your Partnership and its Property."
                               (Previously filed)
         99.9               Summary of Appraisal for Timber Ridge Apartments (Sharon
                               Woods, L.P.) (Previously filed)
         99.10              Summary of Appraisal for Landmark Woods Apartments (Landmark
                               Associates, Ltd.) (Previously filed)
         99.11              Summary of Appraisal for Scotch Pines East Apartments
                               (CallMart Fort Collins Ltd.) (Previously filed)

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
         99.12              Summary of Appraisal of Sycamore Creek Apartments, (Sycamore
                               Creek Associates, L.P.) (Previously filed)
         99.13              Summary of Appraisal of Buccaneer Trace Apartments
                               (Buccaneer Trace Limited Partnership) (Previously filed)
         99.14              Summaries of appraisals of Shelter Properties IV.
                               (Incorporated by reference to Exhibit (z)(I) to the Form
                               14D-1 for Shelter Properties IV filed by Cooper River
                               Properties, L.L.C. on July 21, 1998)
         99.15              Form of Letter of Transmittal (Previously filed)
         99.16              Agreement re disclosure of long-term debt instruments
                               (Previously filed)


---------------


Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.



   (b) Financial Statement Schedules

       Not Applicable.

   (c) Report, opinion or appraisal

    (i)See Appendix A to each Prospectus Supplement for the opinions of Robert
       A. Stanger & Company, Inc.